POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director and/or officer of NEW
JERSEY RESOURCES CORPORATION or a subsidiary thereof, (the "Corporation"), does hereby make, constitute and appoint Rhonda M. Figueroa, Mariellen Dugan and Deborah G. Zilai, and each or any one of them, the undersigned's true and lawful attorneys-in-fact, with power of sub-stitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of said Corporation for purposes of carrying out the following actions:

(i)	execution for and on behalf of the
undersigned Forms 3, 4 and 5 in accordance with
Section 16 of the Securities and Exchange Act of
1934 (the "Exchange Act") and the rules
(the "Rules") promulgated thereunder by the Securities and Exchange Commission (the "SEC");

(ii)	performance of any and all acts for and
on behalf of the undersigned which are necessary or desirable to complete the execution of any such Forms 3, 4 or 5 and the filing of such form with the SEC, the New York Stock Exchange or such other agencies or persons as may be legally required;

(iii)	performance of any and all other actions
 related to or in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be necessary, appropriate or desirable to comply with the applicable requirements of
Section 16 of the Exchange Act and Rules.

The undersigned has executed this power of attorney in order to grant each such attorney-in-fact full power and authority to perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, with full power of substitution or revocation, hereby ratifying and confirming all actions that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done.

The undersigned hereby acknowledges and agrees that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, shall not assume any of the undersigned's responsibilities or obligations to comply with Section 16 of the Exchange Act and the Rules. This Power of Attorney shall not be affected by the subsequent disability or legal incompetence of the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 25th day of January 2006.


		  S/M. William Howard, Jr.
 		  M. WILLIAM HOWARD, JR.
	        New Jersey Resources Corporation